Exhibit 23.1

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Financial Guaranty Insurance Company:

We consent to the use of our report dated February 14, 2003 on the predecessor basis financial statements of Financial Guaranty Insurance Company as of December 31, 2002, included in the Form 8-K of CWHEQ, Inc. (the "Registrant") which is incorporated by reference in the Registrant's registration statement (No. 333-121378) and to the reference to our firm under the heading "Experts" in the Prospectus Supplement relating to the CWHEQ Revolving Home Equity Loan Trust, Series 2005-B.



                                  /s/ KPMG LLP
                                  ------------

New York, New York
March 23, 2005